As Filed With the Securities and Exchange Commission on September 8, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AEROVIRONMENT, INC.
(Exact name of registrant as specified in its charter)
Delaware	95-2705790
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
214 18th Street South, Suite 415
Arlington, Virginia 22202
(805) 520-8350
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wahid Nawabi
President and Chief Executive Officer
AeroVironment, Inc.
214 18th Street South, Suite 415
Arlington, Virginia 22202
(805) 520-8350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Melissa Brown Vice President, General Counsel and Chief Compliance Officer AeroVironment, Inc. 214 18th Street South, Suite 415 Arlington, Virginia 22202 (805) 520-8350	Shoshannah Katz, Esq. K&L Gates LLP 1 Park Plaza, 12th Floor Irvine, CA 92614 (949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(A)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains:
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a base prospectus which covers the offering, issuance and sale by us of common stock, preferred stock, debt securities, warrants and rights from time to time in one or more offerings; and

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a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $200,000,000 of our common stock that may be issued and sold under a sales agreement with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus.

PROSPECTUS
AEROVIRONMENT, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

This prospectus relates to common stock, preferred stock, debt securities, warrants and rights that AeroVironment, Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
Our common stock trades on the Nasdaq Global Select Market under the symbol “AVAV.” On September 6, 2022, the last reported sale price for our common stock was $87.74 per share.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.
Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “AeroVironment” refer to AeroVironment.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our web site is located at www.avinc.com. The information contained on our web site is not part of this prospectus.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us by contacting our investor relations department at (805) 520-8350 ×4278, via https://investor.avinc.com/contact-us or by mail addressed to Investor Relations, AeroVironment, Inc., 241 18th Street South, Suite 415, Arlington, VA 22202.
INCORPORATION BY REFERENCE
This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
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Annual Report on Form 10-K for the fiscal year ended April 30, 2022 filed with the SEC on June 29, 2022;

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Quarterly Report on Form 10-Q for the quarter ended July 30, 2022 filed with the SEC on September 8, 2022;

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Current Report on Form 8-K filed with the SEC on July 29, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 8, 2022 and supplemental material filed on September 6, 2022;

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our additional definitive proxy soliciting materials and Rule 14(a)(12) material on DEFA 14A filed with the SEC on September 6, 2022; and

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the description of our common stock set forth in our registration statement on Form 8-A (Registration No. 001-33261), filed with the SEC under Section 12(b) of the Exchange Act on January 18, 2007, including any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
FORWARD-LOOKING STATEMENTS
Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms including, but not limited to, “may,” “will,” “should,” “could,” “targets,” “projects,” “predicts,” “contemplates,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “forecasts,” “seeks” and similar words. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing efforts, and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following:
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unexpected technical and marketing difficulties inherent in major research and product development efforts;

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availability of U.S. government and allied government funding for defense procurement and research and development programs and the changes in the timing and/or amount of government spending;

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our reliance on certain customers, including the U.S. government, allied foreign governments and SoftBank Corp., for a significant portion of our revenues;

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the extensive regulatory requirements governing our contracts with the U.S. government and international customers and the results of any audit or investigation of our compliance therewith;

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our ability to remain a market innovator, to create new market opportunities and/or to expand into new markets;

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the potential need for changes in our long-term strategy in response to future developments;

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our ability to attract and retain skilled employees;

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unexpected changes in significant operating expenses, including components and raw materials;

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any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products;

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changes in the supply, demand and/or prices for our products and services and our ability to perform under existing contracts and obtain new contracts;

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increased competition, including from firms that have substantially greater resources than we have and in the unmanned aircraft systems segments from lower-cost consumer drone manufacturers who may seek to enhance their systems’ capabilities over time;

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the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

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the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

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uncertainty in the customer adoption rate of commercial use unmanned aircraft systems;

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changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

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our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

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our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and resulting governmentally-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services;

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failure to develop new products or integrate new technology into current products;

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unfavorable results in legal proceedings;

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our ability to comply with the covenants in our loan documents;

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failure to establish and maintain effective internal control over financial reporting; and

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general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Set forth below under the caption “Risk Factors” and those risks and uncertainties described in the documents incorporated by reference into this prospectus are additional significant uncertainties and other factors affecting forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

THE COMPANY
Overview
We design, develop, produce, deliver and support a technologically advanced portfolio of intelligent, multi-domain robotic systems and related services for government agencies and businesses. We supply unmanned aircraft systems (“UAS”), tactical missile systems (“TMS”), unmanned ground vehicles (“UGV”) and related services primarily to organizations within the U.S. Department of Defense (“DoD”) and to international allied governments. We derive the majority of our revenue from these business areas, and we believe that the markets for these solutions offer the potential for significant long-term growth. Additionally, we believe that some of the innovative potential products, services and technologies in our research and development pipeline will emerge as new growth platforms in the future, creating additional market opportunities.
The success of our current product and service offerings stems from investing in research and development to invent and deliver advanced solutions, utilizing proprietary and commercially available technologies, and acquiring leading businesses that help our customers achieve their desired outcomes. We develop and acquire these highly innovative solutions by working closely with our key customers to solve their most important challenges related to our areas of expertise. Our core technological capabilities, developed through more than 45 years of innovation, include robotics and robotics systems autonomy; sensor design, development, miniaturization and integration; embedded software and firmware; miniature, low power, secure wireless digital communications and networks; lightweight aerostructures; high-altitude systems design, integration and operations; machine vision, machine learning and autonomy; land, maritime and air deployment of missile and aircraft systems; design and qualification for robotics in extreme terrestrial and space environments; miniature internal combustion engine propulsion design and integration; missile systems warhead integration; low SWaP (Size, Weight and Power) system design and integration; manned-unmanned teaming and unmanned-unmanned teaming; power electronics and electric propulsion systems; efficient electric power conversion, storage systems and high density energy packaging; controls and systems integration; vertical takeoff and landing flight, fixed wing flight and hybrid aircraft flight; image stabilization and target tracking; advanced flight control systems; fluid dynamics; human-machine interface development; and integrated mission solutions for austere or extreme environments.
Our business addresses the increasing value of intelligent, multi-domain robotic systems providing distributed, network-centric intelligence, surveillance and reconnaissance (“ISR”), communications, remote sensing, effects delivery and remote materials handling with innovative UAS, TMS and UGV solutions. With respect to the defense applications for these technologies, nearly 20 years of counterinsurgency operations in regions where U.S. and allied forces benefit from air and technical superiority have driven the demand for a variety of unmanned systems in the air and on the ground. The recent shift of U.S. and allied defense planning toward countering peer and near-peer adversaries requires a portfolio of capabilities that can operate effectively in areas where the battlespace, including the air, radio frequency spectrum and Global Positioning Satellite (“GPS”) signals, may be contested, driving the need for more intelligent robotic systems capable of autonomous operation.
In support of our products, we offer a suite of services that help to ensure the successful operation of our products by our customers. These services generate incremental revenue for us and provide us with continuous feedback to understand the performance of our systems, anticipate our customers’ needs and develop additional customer insights. We believe that this ongoing feedback loop enables us to continue to provide our customers with innovative solutions that help them succeed. We provide spare parts as well as repair, refurbishment and replacement services in a manner that seeks to minimize supply chain delays and support our customers whenever and wherever needed. Our facilities in Simi Valley, CA also serve as primary depots for small UAS and Puma LE repairs and spare parts, while we support our MUAS from our Petaluma, CA facilities and our UGV solutions from our Erie, PA and Stuttgart, Germany facilities. Additionally, we provide comprehensive training services to support all of our small UAS and TMS for defense applications. Our highly-skilled instructors typically have extensive military experience. We deploy training teams throughout the continental United States and overseas to support our customers’ training needs on both production and development-stage systems.

We sell the majority of our UAS and services to organizations within the U.S. DoD, including the U.S. Army, Marine Corps, Special Operations Command, Air Force and Navy, and to allied governments. We sell our TMS and services to organizations within the U.S. DoD and allied military forces. We sell our UGV and services to U.S. and allied government military and public safety agencies as well as to commercial entities. We also develop High Altitude Pseudo-Satellite systems in conjunction with SoftBank Corp.
Corporate Information
AeroVironment, Inc. was originally incorporated in California in July 1971 and reincorporated in Delaware in 2006. Our principal executive offices are located at 241 18th Street South, Suite 415 Arlington, Virginia 22202. Our telephone number is (805) 520-8350. Our website home page is http://www.avinc.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

USE OF PROCEEDS
We currently intend to use the net proceeds from the sale of these securities for general corporate and working capital purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, repaying debt and working capital and capital expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
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shares of common stock;

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shares of preferred stock;

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debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities;

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warrants for the purchase of debt securities, preferred stock or common stock; and

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rights to purchase our debt securities, common stock, preferred stock or other securities.

Set forth below is a general description of the securities that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a specific description of the securities that are offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.
We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.
DESCRIPTION OF COMMON STOCK WE MAY OFFER
The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and bylaws, see the discussion above under the heading “Where You Can Find More Information.”
We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.
Authorized Common Stock
Our certificate of incorporation currently provides us the authority to issue 100,000,000 shares of common stock, par value $0.0001 per share. As of August 31, 2022, 24,914,333 shares of our common stock were issued and outstanding.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.
Dividend and Liquidation Rights
The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of the Company and no sinking fund provisions apply to our common stock. Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
We have never paid any cash dividends on our common stock.
Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
Nasdaq Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAV.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.
Authorized Preferred Stock
Our certificate of incorporation currently provides us the authority to issue 10,000,000 shares of preferred stock, par value $0.0001 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. As of August 31, 2022, no shares of preferred stock were issued and outstanding.
Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:
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the number of shares to be included in the series;

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the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

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the redemption price, if any, and the terms and conditions of redemption;

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any sinking fund provisions for the purchase or redemption of the series;

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if the series is convertible, the terms and conditions of conversion;

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the amounts payable to holders upon our liquidation, dissolution or winding up; and

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any other rights, powers, preferences and limitations relating to the series, including voting powers.

Our board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock, may dilute the voting power, rights and preferences of the holders of our common stock or other series of preferred stock that may be outstanding.
No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series. The preferred stock may have any one or more of the dividend, liquidation, redemption and voting powers, preferences, and rights discussed below. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

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the designations and stated value per share;

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the number of shares offered;

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the amount of liquidation preference per share;

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the public offering price at which the preferred stock will be issued;

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the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

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any redemption or sinking fund provisions;

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any conversion or exchange rights; and

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any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, powers, limitations and restrictions.

Rank
Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.
Dividends
Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting
The holders of preferred stock of each series will have one vote per share, except as otherwise provided in the certificate of designation governing such preferred stock and as described in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
In addition, the holders of a series of preferred stock created pursuant to a certificate of designation will possess certain class votes under the DGCL as required by law, in addition to any class votes granted to the holders of such series in a certificate of designation creating such series of preferred stock. Specifically, without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:
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increase or decrease the par value of the shares of that series; or

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alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:
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as discussed above or in the prospectus supplement;

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as provided in our certificate of incorporation and in the certificate of designations creating such series of preferred stock; and

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as otherwise required by law.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
General
The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of AeroVironment, Inc., to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.
THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES THE RIGHTS OF A HOLDER OF THE DEBT SECURITIES.
Information You Will Find in the Prospectus Supplement
The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:
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the title and denominations of the debt securities of the series;

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any limit on the aggregate principal amount of the debt securities of the series;

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the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

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the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

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the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

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the place or places where the principal and interest on the series of debt securities will be payable;

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the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

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any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

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the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

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the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

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whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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any addition to or change in the events of default with respect to the debt securities of the series;

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the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

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the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

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the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination; and

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any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.
Senior Debt
We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.
Subordinated Debt
We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.
If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Senior Subordinated Debt
We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.
Interest Rate
Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:
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any discounted debt securities; and

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any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities
We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
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by the depository for the registered global security to a nominee of the depository;

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by a nominee of the depository to the depository or another nominee of the depository; and

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by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.
Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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may not have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

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will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of AeroVironment, Inc., the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
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any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

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maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

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the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

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any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:
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the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

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we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by AeroVironment, Inc.
The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:
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failure to pay when due any interest on any debt security of that series, continued for 30 days;

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failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

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failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

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certain events of bankruptcy, insolvency or similar proceedings affecting us; and

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any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:
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to add guarantees to or secure any series of debt securities;

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to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

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to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

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to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

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to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:
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change the final maturity of the principal of, or any installment of interest on, any debt securities;

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reduce the principal amount of any debt securities or the rate of interest on any debt securities;

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change the currency in which any debt securities are payable;

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impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

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reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

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modify the ranking or priority of the securities; or

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reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance
Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).
The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets
We may not:
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consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

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transfer, lease or dispose of all or substantially all of our assets to any other person or entity,

unless:
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the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

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we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, incorporator or stockholder of AeroVironment, Inc., as such, shall have any liability for any obligations of AeroVironment, Inc. under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of AeroVironment, Inc. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or that of the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee
The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of AeroVironment, Inc., to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.
DESCRIPTION OF WARRANTS WE MAY OFFER
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.
After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.
DESCRIPTION OF RIGHTS WE MAY OFFER
We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement or free writing prospectus may describe:
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in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

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in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

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the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

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the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer” and “— Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S
CERTIFICATE OF INCORPORATION AND BYLAWS
The following paragraphs regarding certain provisions of the DGCL, our certificate of incorporation, and our bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our certificate of incorporation and bylaws. Copies of the certificate of incorporation and bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”
General
The provisions of the DGCL, and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals
Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our certificate of incorporation and bylaws also provide that special meetings of stockholders may be called from time to time only by the chairman of our board of directors, our chief executive officer or at the written request of a majority of our board of directors. In addition, the bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a stockholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved by the board or stockholders in a prescribed manner or certain other exceptions are met. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of Section 203 generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Supermajority Voting Requirements
Our certificate of incorporation provides that the affirmative vote of the holders of 66 2∕3% or more of the voting power of the shares of our then outstanding voting stock, voting together as a single class, is required to amend or repeal, or adopt any provisions in our bylaws. In addition, the affirmative vote of the holders of 66 2∕3% or more of the voting power of the shares of our then outstanding voting stock, voting together as a single class, is required to amend Articles FIFTH, SEVENTH, EIGHTH, NINTH and ELEVENTH of our certificate of incorporation which relate to, among other things, the management of the Company, including the classification and removal of directors, the authority to call special meetings the prohibition on action taken by written consent of stockholders, the indemnification, advancement and exculpation of directors and officers and the amendment of the Company’s certificate of incorporation and bylaws.
Classified Board of Directors
Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual meetings.
Board Vacancies to Be Filled by Remaining Directors
Under our certificate of incorporation and bylaws, any vacancy on the board of directors created by any reason prior to the expiration of the term in which the vacancy occurs may be filled only by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.
We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
We may enter into agreements with underwriters to sell our securities. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.
Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.
During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.
LEGAL MATTERS
The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Orange County, CA 92614. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
The consolidated financial statements of AeroVironment, Inc. as of April 30, 2022 and 2021, and for each of the three years in the period ended April 30, 2022, incorporated by reference in this Prospectus, and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of AeroVironment, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT
Up to $200,000,000
Common Stock
We have entered into an Open Market Sale AgreementSM, dated September 8, 2022, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $200.0 million from time to time through Jefferies, acting as our sales agent.
Our common stock trades on the Nasdaq Global Select Market under the symbol “AVAV.” On September 6, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $87.74 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Jefferies.
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is September 8, 2022.

PROSPECTUS SUPPLEMENT
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not and Jefferies has not authorized anyone to give you any other information, and neither we nor Jefferies take any responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act.
We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the exchange act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms including, but not limited to, “may,” “will,” “should,” “could,” “targets,” “projects,” “predicts,” “contemplates,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “forecasts,” “seeks” and similar words. All statements other than statements of historical facts included in this prospectus supplement and accompanying prospectus regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing efforts, and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following:
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unexpected technical and marketing difficulties inherent in major research and product development efforts;

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availability of U.S. government and allied government funding for defense procurement and research and development programs and the changes in the timing and/or amount of government spending;

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our reliance on certain customers, including the U.S. government, allied foreign governments and SoftBank Corp., for a significant portion of our revenues;

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the extensive regulatory requirements governing our contracts with the U.S. government and international customers and the results of any audit or investigation of our compliance therewith;

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our ability to remain a market innovator, to create new market opportunities and/or to expand into new markets;

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the potential need for changes in our long-term strategy in response to future developments;

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our ability to attract and retain skilled employees;

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unexpected changes in significant operating expenses, including components and raw materials;

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any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products;

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changes in the supply, demand and/or prices for our products and services and our ability to perform under existing contracts and obtain new contracts;

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increased competition, including from firms that have substantially greater resources than we have and, in the unmanned aircraft systems segments from lower-cost consumer drone manufacturers who may seek to enhance their systems’ capabilities over time;

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the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

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the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

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uncertainty in the customer adoption rate of commercial use unmanned aircraft systems;

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changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

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our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

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our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and resulting governmentally-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services;

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failure to develop new products or integrate new technology into current products;

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unfavorable results in legal proceedings;

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our ability to comply with the covenants in our loan documents;

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failure to establish and maintain effective internal control over financial reporting; and

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general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as filed with the SEC on June 29, 2022, and subsequently filed Quarterly Reports on Form 10-Q, are additional significant uncertainties and other factors affecting forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement. Before you make an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus supplement entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.
Unless the context otherwise requires, references to “we,” “our,” “us,” “AeroVironment” or the “Company” in this prospectus supplement mean AeroVironment, Inc.
Overview
We design, develop, produce, deliver and support a technologically advanced portfolio of intelligent, multi-domain robotic systems and related services for government agencies and businesses. We supply unmanned aircraft systems (“UAS”), tactical missile systems (“TMS”), unmanned ground vehicles (“UGV”) and related services primarily to organizations within the U.S. Department of Defense (“DoD”) and to international allied governments. We derive the majority of our revenue from these business areas, and we believe that the markets for these solutions offer the potential for significant long-term growth. Additionally, we believe that some of the innovative potential products, services and technologies in our research and development pipeline will emerge as new growth platforms in the future, creating additional market opportunities.
Our business addresses the increasing value of intelligent, multi-domain robotic systems providing distributed, network-centric intelligence, surveillance and reconnaissance (“ISR”), communications, remote sensing, effects delivery and remote materials handling with innovative UAS, TMS and UGV solutions. With respect to the defense applications for these technologies, nearly 20 years of counterinsurgency operations in regions where U.S. and allied forces benefit from air and technical superiority have driven the demand for a variety of unmanned systems in the air and on the ground. The recent shift of U.S. and allied defense planning toward countering peer and near-peer adversaries requires a portfolio of capabilities that can operate effectively in areas where the battlespace, including the air, radio frequency spectrum and Global Positioning Satellite (“GPS”) signals, may be contested, driving the need for more intelligent robotic systems capable of autonomous operation.
We sell the majority of our UAS and services to organizations within the U.S. DoD, including the U.S. Army, Marine Corps, Special Operations Command, Air Force and Navy, and to allied governments. We sell our TMS and services to organizations within the U.S. DoD and allied military forces. We sell our UGV and services to U.S. and allied government military and public safety agencies as well as to commercial entities. We also develop High Altitude Pseudo-Satellite (“HAPS”) systems in conjunction with SoftBank Corp (“SoftBank”).
Our Solutions
Small UAS Products
Our small UAS, including Raven, Wasp AE, Puma AE, Puma LE, and VAPOR are designed to operate reliably at very low altitudes in a wide range of environmental conditions, providing a vantage point from which to collect and deliver valuable information. Military forces employ our small UAS to deliver ISR and communications, including real-time tactical reconnaissance, tracking, combat assessment and geographic data, directly to the small tactical unit or individual operator, thereby increasing flexibility in mission planning and execution. Our small UAS wirelessly transmit critical live video and other information generated by their payload of electro-optical, infrared or other sensors directly to a hand-held ground control unit, enabling the operator to view and capture images, during the day or at night, on the control unit. Our ground control systems allow the operator to control the aircraft by programming it for GPS-based autonomous navigation using operator-designated way-points, or by manual flight operation. The ground control systems are designed for durability and ease of use in harsh environments and incorporate a user-friendly, intuitive user interface. All of our fixed wing small UAS currently in production for military customers operate from our Crysalis common ground control system. Our VAPOR helicopter UAS currently employs a distinct portable ground control system.
MUAS Products
Providing similar capabilities to our small UAS, our field-deployable Medium Unmanned Aircraft Systems (“MUAS”), including T-20 and JUMP 20, deliver extended endurance and expanded payload capacity to support a broader set of missions that benefit from aerial surveillance and the use of specialized payloads. The internal combustion-powered T-20 and JUMP 20 offer significantly greater endurance and payload capacity than our small UAS, with larger airframes that can also accommodate a wider variety of payloads. The JUMP 20 launches and lands vertically as a result of its vertical take-off and landing rotors, minimizing the amount of space required for its operation. The T-20 launches from a catapult, lands on a short runway and provides more than 24 hours of endurance.
Tactical Missile Systems Products
Our TMS consist of tube-launched aircraft that deploy with the push of a button, fly at higher speeds than our small UAS, and perform either effects delivery or reconnaissance missions. Switchblade 300, the first of our TMS products, can be transported in its launch tube, within a backpack, and deployed within minutes to defend against lethal threats such as snipers and mortar launchers. With a high level of precision, including a customized warhead, patented wave-off, loiter and re-engagement capabilities, Switchblade 300 can neutralize a target rapidly and accurately without causing collateral damage. Furthermore, because it streams live electro-optical and thermal video to its operator, Switchblade 300 can be called off in the final moments prior to a strike should the situation require, potentially eliminating damage to non-combatants. Switchblade 600 is a larger version of Switchblade 300 that can fly for a longer period of time and over a longer distance while carrying a larger, more powerful, anti-armor warhead. Blackwing, a variant of Switchblade 300, launches from a submerged submarine and carries extra batteries instead of a warhead, providing longer flight time for extended maritime reconnaissance operations.
ISR Services
We currently operate our MUAS, such as JUMP 20, in overseas locations to support U.S. military operations under ISR services contracts. Under these services contracts we deliver the information our MUAS produce to our customers, who use that information to support their missions. These contracts specify a location and number of hours per month of services to perform. This contractor-owned, contractor-operated (“COCO”) arrangement represents a new business model for the company as a result of the acquisition of Arcturus and provides access to alternative customer funding sources, while also providing a way for customers who may not wish to own and operate their UAS to benefit from their differentiated capabilities. This COCO business model may expand to include other AeroVironment solutions in the future.
Unmanned Ground Vehicle Products
Our UGV support a variety of missions and applications, ranging from explosive ordnance disposal to hazardous materials handling and law enforcement operations. All of our UGVs feature secure communications, multi-axis manipulators and automatic tool exchange, which eliminates the need for the UGV to return to its operator to switch the tool attached to its manipulator arm. We also offer fully equipped service vehicles for the transport, service and operation of our UGV solutions. All of our UGVs feature the intuitive and operationally simplified Robo Command Ground control stations with multi-touch screen, pre-programmed motion sequences and ergonomically designed hand controllers for precision control of the robot, manipulator and accessories.

MacCready Works Advanced Solutions
We created MacCready Works Advanced Solutions, named for our founder, Dr. Paul B. MacCready, Jr., to ensure that creativity and long-term thinking remain at the core of our culture. With a focus on the future, this group of select, visionary scientists and engineers partners with our diverse customer base to explore innovative breakthrough solutions to difficult challenges. Primarily focused on customer funded research and development in the areas of robotics, sensors, software analytics and connectivity, this segment seeks to identify new products, services and businesses for the company. While the revenue generated from these customer funded projects sustain this segment, there is potential that new businesses incubated here could significantly contribute to the growth of the company.
Company Information
AeroVironment, Inc. was originally incorporated in California in July 1971 and reincorporated in Delaware in 2006. Our principal executive offices are located at 241 18th Street South, Suite 415, Arlington, Virginia 22202. Our telephone number is (805) 520-8350. Our website home page is www.avinc.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $200,000,000.
Common stock to be outstanding immediately after this offering	Up to 27,193,795 shares, assuming the sale of up to 2,279,462 shares hereunder (based on a price of $87.74 per share, the closing price per share on The Nasdaq Global Select Market (“Nasdaq”) on September 6, 2022). Actual shares issued will vary depending on the sales prices under this offering.
Plan of Distribution	Sales of shares in this offering, if any, may be made by means that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, on Nasdaq or other existing trading market for our common stock. Sales of shares will be made to or through our sales agent, Jefferies LLC. See “Plan of Distribution” on page S-13 of this prospectus supplement.
Use of Proceeds	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, repaying debt and working capital and capital expenditures. We may also use a portion of the remaining net proceeds, if any, to acquire or invest in complementary businesses, products and technologies, although we have no current commitments or agreements with respect to any acquisitions as of the date hereof. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other risks identified in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market Symbol	“AVAV”
Unless we indicate otherwise, all information in this prospectus supplement is based on 24,914,333 shares of common stock outstanding as of August 31, 2022, and excludes:
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166,164 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) and 2021 Equity Incentive Plan (the “2021 Plan” and, together with the 2006 Plan, the “Plans”);

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up to 305,074 shares of common stock that may be issued pursuant to outstanding performance-based restricted stock unit awards (“RSUs”) issued pursuant to the Plans;

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814 shares of common stock issuable pursuant to outstanding time-based RSUs issued pursuant to the Plans; and

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1,174,232 shares of common stock reserved for future issuance under the Plans.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties summarized and described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, prospects, financial condition and results of operations. Certain statements in this prospectus supplement are forward-looking statements; please also see the section of this prospectus supplement entitled “Disclosure Regarding Forward-Looking Statements.”
Risks Related to this Offering and Our Common Stock
Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.
The market price of our common stock historically has been, and we expect will continue to be, subject to significant fluctuations over short periods of time. For example, during the fiscal year ended April 30, 2022, the closing price of our common stock on Nasdaq ranged from a low of $53.78 to a high of $114.24. These fluctuations may be due to various factors, many of which are beyond our control, including:
•
technological innovations or new products and services introduced by us or our competitors;

•
announcements or press releases relating to the industry or to our own business or prospects;

•
changes in government programs that are related to our products and services;

•
adoption of new laws or regulations relating to government contracting or changes to existing laws or regulations;

•
changes in political or public support for security and defense programs;

•
delays or changes in the government appropriations and budget process or the payment of our invoices by government payment offices;

•
uncertainties associated with the current global threat environment and other geo-political matters;

•
intellectual property disputes;

•
additions or departures of key personnel;

•
sales of our common stock;

•
our ability to integrate operations, technology, products and services;

•
our ability to execute our business plan;

•
operating results below expectations;

•
loss of any strategic relationship;

•
industry developments;

•
economic and other external factors;

•
catastrophic weather and/or global disease outbreaks, such as the recent COVID-19 pandemic; and

•
period-to-period fluctuations in our financial results.

In addition, market fluctuations, as well as general political and economic conditions, could materially adversely affect the market price of our securities. Our stock price may fluctuate widely as a result of any of the foregoing.
If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,279,462 shares of our common stock are sold at a price of $87.74 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on September 6, 2022, for aggregate gross proceeds of approximately $200,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $74.22 per share, representing the difference between our as adjusted net tangible book value per share as of July 30, 2022 after giving effect to this offering and the assumed public offering price.
This dilution would be due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the assumed price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.
Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.
We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, repaying debt, and working capital and capital expenditures. See “Use of Proceeds” on page S-12 of this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities exercisable or convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities exercisable or convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options or warrants, the conversion of any outstanding preferred stock or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.
We have never paid any cash dividends on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors that our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates. Furthermore, the terms of any debt agreements may also preclude us from paying dividends. Investors in our common stock should not rely on an investment in our company if they require dividend income. We expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
There is no certainty regarding the net proceeds to the Company.
There is no certainty that gross proceeds of $200,000,000 will be raised in this offering. Jefferies has agreed to use its commercially reasonable efforts to sell shares in the offering on the Company’s behalf if and as instructed by the Company, or to purchase the shares as principal from time to time. However, the Company is not required to request the sale of the maximum amount offered or any amount and, if the Company requests a sale, Jefferies is not obligated to purchase any shares that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by the Company, the Company may raise substantially less than the maximum total offering amount or nothing at all.
Our management will have broad discretion over the use of the net proceeds, if any, from this offering, which we may not use effectively or in a manner with which you agree.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $200.0 million from time to time in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our Sales Agreement with Jefferies as a source of financing.
We intend to use the net proceeds from the sale of the shares for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, repaying debt and working capital and capital expenditures. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We may also use a portion of the remaining net proceeds, if any, to acquire or invest in complementary businesses, products and technologies, although we have no current commitments or agreements with respect to any acquisitions as of the date hereof. Pending the uses described above, we plan to invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Jefferies, under which we may offer and sell shares of common stock from time to time through Jefferies, acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Pursuant to this prospectus supplement, we may offer and sell up to $200,000,000 of shares of common stock.
Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $385,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open of The Nasdaq Global Select Market on each day following a day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

The prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by K&L Gates LLP, Orange County, California. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The consolidated financial statements of AeroVironment, Inc. as of April 30, 2022 and 2021, and for each of the three years in the period ended April 30, 2022, incorporated by reference in this Prospectus Supplement, and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of AeroVironment, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.avinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.
You may also request a copy of these filings, at no cost, by writing 241 18th Street South, Suite 415 Arlington, Virginia 22202, or calling us (805) 520-8350.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.
We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:
•
our Annual Report on Form 10-K for the fiscal year ended April 30, 2022 filed with the SEC on June 29, 2022;

•
our Quarterly Report on Form 10-Q for the quarter ended July 30, 2022 filed with the SEC on September 8, 2022;

•
our Current Report on Form 8-K filed with the SEC on July 29, 2022;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 8, 2022 and supplemental material filed on September 6, 2022;

•
our additional definitive proxy soliciting materials and Rule 14(a)(12) material on DEFA 14A filed with the SEC on September 6, 2022; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 18, 2007, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement in this prospectus supplement or in any other subsequently filed document which is also incorporated by reference modifies or supersedes the statement. Any statement made in this prospectus supplement is deemed to be modified or superseded to the extent a statement in any subsequently filed document which is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
The information relating to us contained in this prospectus supplement should be read together with the accompanying prospectus and the information in the documents incorporated by reference herein and therein. In addition, certain information, including financial information, contained in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus should be read in conjunction with documents we have filed with the SEC.
We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing us at the following address: AeroVironment, Inc., 241 18th Street South, Suite 415 Arlington, Virginia 22202; or by calling (805) 520-8350. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Up to $200,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Jefferies
September 8, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.
SEC registration fee	$	*
Printing fees		**
Trustee fees		**
Rating Agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**
Total		**

*
Deferred in accordance with Rule 456(b) and 457(r).

**
These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions to our amended and restated certificate of incorporation and amended and restated bylaws which limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as directors. The duty of care generally requires that when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter liability under the federal securities laws and do not affect the availability of equitable remedies such as injunction or rescission. As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law and provide that:
•
we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers, and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•
the rights provided in our bylaws are not exclusive.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our executive officers and directors which are in addition to and may be broader than the indemnification provided for in our charter documents. These indemnification agreements provide that we will indemnify each of our directors to the fullest extent permitted by law and advance expenses to indemnitees in connection with any proceeding in which indemnification is available.
We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers and a policy of directors’ and officers’ liability insurance that covers certain liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Item 16.   Exhibits.
Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
1.2	Open Market Sale AgreementSM, dated as of September 8, 2022, by and between the registrant and Jefferies LLC					X
3.1	Amended and Restated Certificate of Incorporation of the registrant	10-Q	001-33261	3.1	3/9/2007
3.2	Third Amended and Restated Bylaws of the registrant, amended as of February 25, 2022	8-K	001-33261	3.1	2/25/2022
4.1	Form of Common Stock Certificate	S-1	333-137658	4.1	12/11/2006
4.2*	Form of Certificate Representing Preferred Stock
4.3*	Form of Certificate of Designations for Preferred Stock
4.4	Form of Indenture					X
4.5*	Form of Senior Debt Security
4.6*	Form of Subordinated Debt Security

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.7*	Form of Warrant Agreement (including form of Warrant)
5.1	Opinion of K&L Gates LLP as to legality of the securities being registered					X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (see signature page)					X
25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table					X

*
To be filed, if necessary, with a Current Report on Form 8-K or a post-effective amendment to the registration statement.

**
To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934,or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, State of California, on September 8, 2022.
AEROVIRONMENT, INC.
By:
/s/ Wahid Nawabi

Wahid Nawabi
Chairman of the Board, President, and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wahid Nawabi and Kevin P. McDonnell his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Whaid Nawabi Wahid Nawabi	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	September 8, 2022
/s/ Kevin P. McDonnell Kevin P. McDonnell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2022
/s/ Brian Shackley Brian Shackley	Vice President and Controller (Principal Accounting Officer)	September 8, 2022
/s/ Charles Thomas Burbage Charles Thomas Burbage	Director	September 8, 2022
/s/ Charles Holland Charles Holland	Director	September 8, 2022
/s/ Cindy K. Lewis Cindy K. Lewis	Director	September 8, 2022

Name	Title	Date
/s/ Catharine Merigold Catharine Merigold	Director	September 8, 2022
/s/ Edward R. Muller Edward R. Muller	Director	September 8, 2022
/s/ Stephen F. Page Stephen F. Page	Director	September 8, 2022